UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 7, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, Richmond L. Taylor, Executive Vice President of Hanger, Inc. (the “Company”) and President and Chief Operating Officer of its patient care subsidiary, Hanger Prosthetics & Orthotics, Inc. (dba Hanger Clinic), notified the Company of his intention to retire from the Company and its affiliates effective December 31, 2014.  Mr. Taylor will retire in accordance with the retirement terms of his Fourth Amended and Restated Employment Agreement, effective as of January 1, 2012, with the Company (the “Employment Agreement”).  The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 27, 2012.

Samuel M. Liang, Senior Vice President of the Radiology & Interventional medical device business unit of Bayer HealthCare, will join the Company as an Executive Vice President and will become the President of Hanger Clinic.  Over the coming months, Mr. Liang will work closely with Mr. Taylor and is expected to assume the role of President of Hanger Clinic in the third quarter of 2014.  Mr. Taylor will remain an Executive Vice President of Hanger, Inc., continuing to work closely with Mr. Liang to ensure a smooth transition at Hanger Clinic, until his retirement.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 7, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the following proposals:

•                                          The election of Vinit K. Asar, Christopher B. Begley, Thomas F. Cooper, M.D., Cynthia L. Feldmann, Eric A. Green, Stephen E. Hare, Richard R. Pettingill, and Patricia B. Shrader to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2015 Annual Meeting of Stockholders and until their successors are elected and qualified;

•                                          to hold a stockholder advisory vote on the compensation of the Company’s named executive officers; and

•                                          to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2014.

As of March 10, 2014, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 34,897,401 shares of the Company’s Common Stock were outstanding and eligible to vote.  Approximately 95.67% of all shares were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Vinit K. Asar	30,334,263	704,179	2,347,130
Christopher B. Begley	30,598,973	439,469	2,347,130
Thomas P. Cooper, M.D.	30,370,865	667,577	2,347,130
Cynthia L. Feldmann	30,171,798	866,644	2,347,130
Eric A. Green	20,117,134	10,921,308	2,347,130
Stephen E. Hare	19,980,518	11,057,924	2,347,130
Richard R. Pettingill	30,784,348	254,094	2,347,130
Patricia B. Shrader	30,635,387	403,055	2,347,130

Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,324,199	2,665,014	49,299	2,347,130

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
32,240,176	1,138,551	6,845	—

Item 9.01.                                        Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

99.1                        Press release of Hanger, Inc. dated May 12, 2014.

99.2                        Press release of Hanger, Inc. dated May 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: May 12, 2014

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

99.1	Press release of Hanger, Inc. dated May 12, 2014.

99.2	Press release of Hanger, Inc. dated May 12, 2014.